UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 10, 2004
(Date of earliest event reported)

McAFEE, INC.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 0-20558	77-0316593 (I.R.S. Employer Identification No.)

3965 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including zip code)

(408) 346-3832
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On December 14, 2004, McAfee, Inc. (the “Registrant”) issued a press release announcing the appointment of Eric F. Brown as its Chief Financial Officer effective January 3, 2005. Pursuant to the terms of an employment agreement entered into with the Registrant, Mr. Brown will receive an annual base salary of $500,000 and will be eligible to earn a quarterly target bonus equal to one hundred percent (100%) of his base salary for each quarter based upon achievement of mutually agreed upon goals. He will also receive a $750,000 signing bonus, one-half of which is payable within thirty days of commencement of employment and one-half of which is payable on January 3, 2006. Upon commencement of employment Mr. Brown will be granted (i) an option to purchase 300,000 shares of the Registrant’s common stock at the closing price of the common stock as reported on the New York Stock Exchange on such day, subject to a four year vesting schedule and (ii) 75,000 shares of the Registrant’s common stock at a price of $0.01 per share (the par value of the common stock), subject to a three year vesting schedule. Mr. Brown will also be entitled to indemnification by the Registrant and certain severance benefits in the event his employment with the Registrant is terminated, including severance benefits payable in connection with a change in control of the Registrant.

        The material terms of Mr. Brown’s employment are more fully described in the employment agreement which is included as Exhibit 10.1 and the indemnification agreement which is included as Exhibit 10.2 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Effective January 3, 2005, Eric F. Brown will commence employment as Chief Financial Officer of the Registrant. See Item 1.01 regarding the description of the material terms of the Registrant’s employment agreement with Mr. Brown. Mr. Brown is 39 years old.

        Mr. Brown has served as president and chief financial officer of Microstrategy, Inc. since November 2000. Mr. Brown served as chief financial officer from August 2000 to November 2000 and originally joined Microstrategy, Inc. as chief financial officer of the Strategy.com subsidiary in February 2000. Prior to that, Mr. Brown served as division chief financial officer and then division chief operating officer of Electronic Arts, a developer and publisher of interactive entertainment software, from October 1998 until February 2000. Prior to that, Mr. Brown was co-founder and chief financial officer of DataSage, Inc., a vendor of e-business personalization software, from 1995 until October 1998. Mr. Brown also held several senior financial positions with Grand Metropolitan from 1990 until 1995. Mr. Brown received an M.B.A. from the Sloan School of Management of the Massachusetts Institute of Technology and a B.S. in Chemistry from the Massachusetts Institute of Technology.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement between Registrant and Eric F. Brown dated December 10, 2004.

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10.2	Indemnification Agreement between Registrant and Eric F. Brown dated December 10, 2004.

99.1	Press release dated December 14, 2004, announcing the appointment of Eric F. Brown as Chief Financial Officer.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCAFEE, INC.

Date: December 14, 2004	By:	/s/ Kent H. Roberts Kent H. Roberts Executive Vice President, General Counsel and Secretary

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